EXHIBIT 23.1

[GRAPHIC OMMITTED]


                            WILLIAMS & WEBSTER, P.S.
               CERTIFIED PUBLIC ACCOUNTANTS & BUSINESS CONSULTANTS



A-Fem Medical Corporation
Ambler, Pennsylvania

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We have audited the accompanying balance sheets of A-Fem Medical Corporation as of December 31, 2004, 2003, and 2002, and the related statements of operations, stockholders' (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of A-Fem Medical Corporation as of December 31, 2004, 2003, and 2002 and the results of its operations, stockholders' (deficit) and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.




Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
July 31, 2005





               Members of Private Companies Practice Section, SEC
               Practice Section, AICPA and WSCPA Bank of America,
        Financial Center o 601 W. Riverside, Suite 1940 Spokane, WA 99201
      Phone (509) 838-5111 o Fax (509) 838-5114 o www.williams-webster.com


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